 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-288424
Prospectus Supplement
(To Prospectus dated June 30, 2025)
AeroVironment, Inc.
$650,000,000
0% Convertible Senior Notes due 2030

We are offering $650,000,000 aggregate principal amount of our 0% convertible senior notes due 2030 (the “notes”). In addition, we have granted the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $97,500,000 aggregate principal amount of notes solely to cover over-allotments.
MATURITY; NO REGULAR INTEREST
The notes will not bear regular interest, and the principal amount of the notes will not accrete. Special interest will accrue on the notes in the circumstances and at the rates described in this prospectus supplement. The notes will mature on July 15, 2030, unless earlier converted or redeemed or repurchased by us.
CONVERSION
Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, April 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash and, if applicable, shares of our common stock, based on the applicable conversion rate(s). The initial conversion rate is 3.1017 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $322.40 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
REDEMPTION AND REPURCHASE
The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after July 21, 2028 and on or before the 61st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

RANKING
The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the New Term Loan and the Revolving Credit Facility (each as defined herein). The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
LISTING; COMMON STOCK
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “AVAV.” On July 1, 2025, the last reported sale price of our common stock was $252.40 per share.
CONCURRENT TRANSACTIONS
Concurrently with this offering, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 3,528,226 shares of our common stock (or up to 4,057,460 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy our common stock to be issued in the Concurrent Common Stock Offering. See “Prospectus Supplement Summary — Recent Developments,” “Use of Proceeds” and “Description of the Concurrent Common Stock Offering.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9.
	Per Note	Total(2)
Public offering price	100.00%	$650,000,000
Underwriting discounts and commissions(1)	2.75%	$17,875,000
Proceeds, before expenses, to us	97.25%	$632,125,000

(1)
See “Underwriting (Conflicts of Interest)” for a description of compensation to the underwriters.

(2)
Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about July 3, 2025.

Lead Book-Running Managers
J.P. Morgan	BofA Securities
Joint Book-Running Managers
Raymond James	RBC Capital Markets	William Blair	Baird	BNP PARIBAS
Co-Managers
US Bancorp	Citizens Capital Markets	BMO Capital Markets
The date of this prospectus supplement is July 1, 2025.

Prospectus Supplement
Prospectus

S-i

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Incorporation of Certain Documents by Reference.”
We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any related free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision.

S-ii

PRESENTATION OF INFORMATION
In this prospectus supplement, all references to “we,” “us,” “our,” the “Company” or “AeroVironment” or similar designations refer to AeroVironment, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. All references to “BlueHalo” refer to BlueHalo Financing Topco, LLC and its consolidated subsidiaries.

S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus, the documents incorporated by reference herein and therein and other materials filed or to be filed with the SEC represent our expectations or beliefs concerning future events and should be considered “forward-looking statements” within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “predict,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” and other similar expressions or the negative of such words or expressions. Such statements include, but are not limited to, (i) our expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, employment opportunities and mobility, plans and objectives of management and (ii) the expected benefits of the BlueHalo Merger (as defined below), including with respect to the business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to:
•
the factors discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 under the sections titled “Risk Factors” in Part I, Item 1A;

•
the risk that the ongoing integration of BlueHalo will be more difficult, time-consuming or expensive than anticipated;

•
the risk that the BlueHalo Merger will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•
unexpected technical and marketing difficulties inherent in major research and product development efforts;

•
availability of U.S. government and allied government funding for defense procurement and research and development programs and the changes in the timing and/or amount of government spending;

•
our reliance on certain customers, including the U.S. government and allied foreign governments, for a significant portion of our revenues;

•
the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

•
our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

•
the potential need for changes in our long-term strategy in response to future developments;

•
our ability to attract and retain skilled employees;

•
unexpected changes in significant operating expenses, including components and raw materials;

•
any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products;

•
changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

•
increased competition, including from firms that have substantially greater resources than we have and, in the uncrewed systems market, from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

S-iv

•
the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

•
the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•
changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

•
our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, such as supply chain disruptions, public health crises, curtailments of trade, diversions of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

•
unfavorable results in legal proceedings; and

•
general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and other materials filed or to be filed with the SEC are based upon information available to us on the date of this prospectus supplement or such document. We caution that the foregoing list of factors is not exclusive. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
The Company
We are a defense technology provider delivering integrated capabilities across air, land, sea, space, and cyber. We develop and deploy autonomous systems, precision strike systems, counter-uncrewed aircraft systems technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities. We operate a national manufacturing footprint to deliver proven systems and capabilities whose markets offer the potential for significant long-term growth. In addition, we believe that some of the innovative potential products, services and technologies in our research and development pipeline will emerge as new growth platforms in the future, creating additional market opportunities.
We were originally incorporated in California in July 1971 and reincorporated in Delaware in 2006, and our common stock is listed and traded on the Nasdaq under the ticker symbol “AVAV.” Our principal executive office is located at 241 18th Street South, Suite 650, Arlington, Virginia 22202. Our telephone number is (703) 418-2828 and our website is www.avinc.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement, accompanying prospectus or any report or filing filed with or furnished to the SEC.
Recent Developments
The BlueHalo Merger
On November 18, 2024, AeroVironment, Archangel Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AeroVironment (“Merger Sub”), BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo Financing Topco, LLC (“Seller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on May 1, 2025, Merger Sub merged with and into BlueHalo, with BlueHalo continuing as our wholly owned subsidiary and the surviving company of the merger (the “BlueHalo Merger”). We issued an aggregate of 17,425,849 shares of our common stock to the former unitholders of BlueHalo as consideration for the BlueHalo Merger, and also drew an aggregate of $925.0 million of debt under a term loan entered in connection with the BlueHalo Merger (the “New Term Loan”) and our revolving credit facility (the “Revolving Credit Facility”) in order to settle the existing indebtedness of BlueHalo as well as transaction expenses.
We believe the enhanced global scale and footprint of the combined company will allow us to expand into new markets in the defense industry, enhance our scale, customer and contract diversity and capital resources and enhance our proprietary capabilities in high-growth missions in the defense industry. We also expect that we will be able to better serve our legacy customers and BlueHalo’s customers in critical growth markets while providing cost-saving opportunities to current and potential customers.
Concurrently with the execution of the Merger Agreement, Seller, certain members of the Seller and Seller sponsor members affiliated with Arlington Capital Partners entered into joinder and lock-up agreements (the “joinder and lock-up agreements”) pursuant to which substantially all of the shares of our common stock issued as consideration in the BlueHalo Merger are subject to certain lock-up restrictions on the transfer of such shares of our common stock. Of such shares, 40% will be released on May 1, 2026, 30% will be released on November 1, 2026, and the remaining shares will be released on May 1, 2027 (such lock-up, the “BlueHalo Lock-up” and such period, the “BlueHalo Lock-up Period”). During the BlueHalo Lock-up Period, transfers are permitted under specific conditions, including gifts, estate planning, transfers to trusts or affiliates, pledges as collateral, and certain legal or corporate transactions, provided the transferee agrees to adhere to the terms of the joinder and lock-up agreements. The joinder and lock-up agreements will terminate upon the earliest of (i) the end of the BlueHalo Lock-up Period or (ii) mutual written agreement of the parties.
Concurrent Common Stock Offering
Concurrently with this offering of the notes, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 3,528,226 shares of our common stock (or up to 4,057,460 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of common stock in the Concurrent Common Stock Offering. Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. See “Description of the Concurrent Common Stock Offering.”

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to AeroVironment, Inc. and not to its subsidiaries.
Issuer
AeroVironment, Inc.
Notes
$650,000,000 aggregate principal amount of 0% convertible senior notes due 2030 (or $747,500,000 aggregate principal amount if the underwriters exercise in full their over-allotment option).
Ranking
The notes will be our senior, unsecured obligations and will be:
•
equal in right of payment with our existing and future senior, unsecured indebtedness;

•
senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•
effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the New Term Loan and the Revolving Credit Facility; and

•
structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

As of April 30, 2025, after giving effect to our borrowing of $925.0 million on May 1, 2025 in connection with the closing of the BlueHalo Merger and the transactions associated therewith, excluding our subsidiaries and intercompany indebtedness, we had approximately $955.0 million of secured indebtedness for borrowed money under our New Term Loan and Revolving Credit Facility (with undrawn commitments available to be borrowed under the Revolving Credit Facility of approximately $83.0 million, net of approximately $12.0 million of outstanding letters of credit), no unsecured indebtedness, and our subsidiaries had (x) no indebtedness and (y) approximately $218 .0 million of other liabilities, including trade payables and certain lease liabilities, but excluding intercompany liabilities, salaries and wages payable.
Maturity
July 15, 2030, unless earlier repurchased, redeemed or converted.
No Regular Interest; Special Interest
The notes will not bear regular interest, and the principal amount of the notes will not accrete. Special interest will accrue on the notes in the circumstances described under the caption “Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.”
If any special interest accrues on the notes, then such interest will be payable semi-annually in arrears on the next January 15 or July 15, as applicable, to noteholders of record as of the close of business on the immediately preceding January 1 or July 1, respectively.
Conversion Rights
Noteholders may convert their notes at their option only in the following circumstances:

•
during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•
during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•
upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

•
if we call such notes for redemption; and

•
at any time from, and including, April 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The consideration due upon conversion will be determined over an observation period consisting of 60 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 3.1017 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $322.40 per share, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes — Conversion Rights.”
Optional Redemption
The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after July 21, 2028 and on or before the 61st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes — Optional Redemption.”
Repurchase at the Option of the Noteholders After a Fundamental Change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”
Trustee, Paying Agent and Conversion Agent
U.S. Bank Trust Company, National Association.
Concurrent Common Stock Offering
Concurrently with this offering of the notes, we are offering 3,528,226 shares of our common stock (or up to 4,057,460 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all.
No Public Market
The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.
The Nasdaq Global Select Market Symbol
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAV.” On July 1, 2025, the last reported sale price of our common stock was $252.40 per share.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $630.8 million (or approximately $725.6 million if the underwriters exercise in full their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses.
We intend to use approximately $965.3 million of the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, to repay indebtedness under the New Term Loan and outstanding borrowings under the Revolving Credit

Facility, and the remainder for general corporate purposes, including to increase manufacturing capacity. See “Use of Proceeds.”
Certain of the underwriters or their respective affiliates are lenders, and in some cases agents for the lenders, bookrunners or arrangers under our Credit Agreement, including our New Term Loan and our Revolving Credit Facility and, may, from time to time, hold other indebtedness of ours. Accordingly, if any portion of the net proceeds from this offering is used to repay any outstanding amounts under the New Term Loan or the Revolving Credit Facility, certain of the underwriters or their respective affiliates acting as lenders thereunder are expected to receive a portion of the net proceeds from this offering in connection with any such repayment. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
Risk Factors
Investing in the notes involves risks. See “Risk Factors.”
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the New Term Loan and the Revolving Credit Facility. A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Raymond James & Associates, Inc. is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. Raymond James & Associates, Inc. will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Raymond James & Associates, Inc. against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
U.S. Federal Income Tax Considerations
For a description of certain U.S. federal income tax considerations of purchasing, owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon conversion of the notes, see “Certain U.S. Federal Income Tax Considerations.”
Book-Entry Form
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book Entry, Settlement and Clearance.”

SUMMARY FINANCIAL AND OTHER INFORMATION
Non-GAAP Financial Measures
Non-GAAP earnings per diluted share and Adjusted EBITDA are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Our management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.
We present non-GAAP earnings per diluted share by excluding acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.
We define Adjusted EBITDA net income (loss) before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
Reconciliation of Non-GAAP Earnings per Diluted Share (Unaudited)
	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
Earnings per diluted share	$0.59	$0.22	$1.55	$2.18
Acquisition-related expenses	0.16	0.01	0.54	0.06
Amortization of acquired intangible assets and other purchase accounting adjustments	0.25	0.15	0.66	0.54
Legal accrual	0.06	—	0.06	—
Equity method and equity securities investments activity, net	(0.10)	0.05	(0.18)	0.21
Goodwill impairment	0.65	—	0.65	—
Earnings per diluted share as adjusted (non-GAAP)	$1.61	$0.43	$3.28	$2.99

Reconciliation of Adjusted EBITDA (Unaudited)
	Three Months Ended					Year Ended
(in millions)	April 30, 2025	January 25, 2025	October 26, 2024	July 27, 2024	April 30, 2024	April 30, 2025	April 30, 2024
Net income	$16.7	$(1.8)	$7.5	$21.2	$6.0	$43.6	$59.7
Interest expense, net	1.0	0.2	0.7	0.2	0.1	2.2	4.2
Provision for (benefit from) income taxes	0.2	(0.6)	(0.2)	1.5	(1.8)	0.9	1.9
Depreciation and amortization	13.9	9.3	9.0	8.9	10.9	41.0	35.7
EBITDA (non-GAAP)	31.8	7.2	17.0	31.8	15.2	87.7	101.5
Stock-based compensation	5.9	5.4	5.6	4.5	4.6	21.5	17.1
Equity method and equity securities investments activity, net	(2.8)	(1.5)	(1.0)	0.3	1.4	(5.0)	5.6
Amortization of cloud computing arrangement implementation	0.6	0.7	0.6	0.6	0.6	2.4	1.5
Goodwill impairment	18.4	—	—	—	—	18.4	—
Legal accrual	2.1	—	—	—	—	2.1	—
Acquisition-related expenses	5.6	10.0	3.7	—	0.4	19.3	2.1
Adjusted EBITDA (non-GAAP)	$61.6	$21.8	$25.9	$37.2	$22.2	$146.4	$127.8

RISK FACTORS
Investing in the notes involves a high degree of risk. You should carefully consider the risks described below and those discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 under the sections titled “Risk Factors” in Part I, Item 1A and in other filings we may make from time to time with the SEC before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision. As used in this section, “we,” “our” and “us” refer to AeroVironment, Inc. and not to its subsidiaries.
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the New Term Loan and Revolving Credit Facility. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of April 30, 2025, after giving effect to our borrowing of $925.0 million on May 1, 2025 in connection with the closing of the BlueHalo Merger and the transactions associated therewith, excluding our subsidiaries and intercompany indebtedness, we had approximately $955.0 million of secured indebtedness for borrowed money under our New Term Loan and Revolving Credit Facility (with undrawn commitments available to be borrowed under the Revolving Credit Facility of approximately $83.0 million, net of approximately $12.0 million of outstanding letters of credit), no unsecured indebtedness, and our subsidiaries had (x) no indebtedness and (y) approximately $218.0 million of other liabilities, including trade payables and certain lease liabilities, but excluding intercompany liabilities, salaries and wages payable.. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.
Certain of the underwriters and their affiliates may receive benefits in connection with this offering.
As of the date of this prospectus supplement, certain of the underwriters and/or their affiliates are lenders under the New Term Loan and the Revolving Credit Facility. To the extent that we use any portion of the net proceeds from this offering to repay the outstanding balance under the New Term Loan or the Revolving Credit Facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds from this offering. This offering creates a potential conflict of interest because the underwriters have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed. For additional information, see “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

We conduct a significant portion of our operations through our subsidiaries and will rely in part on our subsidiaries to make payments under the notes.
We conduct a significant portion of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will in part depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
Following this offering, we may incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
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increasing our vulnerability to adverse economic and industry conditions;

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limiting our ability to obtain additional financing;

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requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

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limiting our flexibility to plan for, or react to, changes in our business;

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diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

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placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, the Revolving Credit Facility contains, and any future indebtedness that we may incur after this offering may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”
We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.
Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid special interest, if any, in cash, unless they have been previously repurchased, redeemed or converted. In addition, all conversions of notes will be settled partially or entirely in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.
Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
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certain stock dividends, splits and combinations;

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the issuance of certain rights, options or warrants to holders of our common stock;

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certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

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cash dividends on our common stock; and

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certain tender or exchange offers.

See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.
If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.
The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.
If certain corporate events that constitute a “make-whole fundamental change” occur (including conversions of notes that are called or deemed called for redemption), then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $1,200.00 per share of common stock or less than $248.00 per share of common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 4.0322 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with a redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes may be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.
We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note About Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.
The issuance or sale of shares of our common stock, including sales made pursuant to the Concurrent Common Stock Offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.
We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have shares reserved and available for issuance pursuant to our 2023 Employee Stock Purchase Plan and our 2021 Equity Incentive Plan, and issued 17,425,849 shares of common stock as consideration for the BlueHalo Merger, substantially all of which are subject to the BlueHalo Lock-up but will be eligible for resale upon expiration of the applicable BlueHalo Lock-up Period. Concurrently with this offering of the notes, we are offering 3,528,226 shares of our common stock (or up to 4,057,460 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock) in the Concurrent Common Stock Offering. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.
We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.
Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash or property distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will generally be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or from your other funds or assets. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments” and “Certain U.S. Federal Income Tax Considerations.”
A rating agency may not rate the notes or may assign a rating that is lower than expected.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.
Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.
You may be unable to convert your notes before April 15, 2030, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Before April 15, 2030, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.
Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.
The consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes — Definitions” and will consist of 60 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.
Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after July 21, 2028 and on or before the 61st scheduled trading day immediately before the maturity date. See “Description of Notes — Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future payments of interest, if any, that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments or at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing amortized interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash special interest, if any, payments we may be required to pay on the notes, which will result in lower reported income.
In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.

The conversion of notes could impair our financial position and liquidity.
Because we must settle at least a portion of our conversion obligation in cash, the conversion of notes could materially and adversely affect our financial position and liquidity. Before April 15, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after April 15, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. See “Description of Notes — Conversion Rights.” However, many of the conditions that permit the conversion of notes before April 15, 2030 are beyond our control. We could be required to expend a significant amount of cash to settle conversions, which could significantly harm our financial position and liquidity.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, special interest, if any, and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.
Holding notes will not, in itself, confer any rights with respect to our common stock.
Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.
The closing of this offering is not contingent upon the closing of the Concurrent Common Stock Offering, and vice versa.
The closing of this offering is not contingent upon the closing of the Concurrent Common Stock Offering. Therefore, it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. Accordingly, if you decide to purchase the notes, you should be willing to do so whether or not we complete the Concurrent Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the common stock being offered in the Concurrent Common Stock Offering. See “Description of the Concurrent Common Stock Offering.”

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $630.8 million (or approximately $725.6 million if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if it is consummated as currently contemplated, will be approximately $840.9 million (or approximately $967.2 million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We intend to use the net proceeds from the issuance of the notes, together with the net proceeds from the Concurrent Common Stock Offering, as follows:
•
approximately $700.2 million to repay indebtedness under the New Term Loan;

•
approximately $265.1 million to repay outstanding borrowings under the Revolving Credit Facility; and

•
the remainder for general corporate purposes, including to increase manufacturing capacity.

We used the proceeds of the New Term Loan and $225.0 million borrowed under the Revolving Credit Facility to repay certain outstanding indebtedness of BlueHalo at the closing of the BlueHalo Merger, and to pay for certain related transaction costs.
The New Term Loan is scheduled to mature on May 1, 2027 and the Revolving Credit Facility is scheduled to mature on October 4, 2029. The applicable margin on the New Term Loan and the Revolving Credit Facility is based upon our Consolidated Leverage Ratio (as defined in the New Term Loan) and whether we elect as the benchmark rate (i) SOFR (as defined in the New Term Loan) (in which case, the applicable margin ranges from 1.50 – 2.50% per annum depending on our Consolidated Leverage Ratio) plus a credit spread adjustment of 0.10% or (ii) Base Rate (as defined in the New Term Loan) (in which case, the applicable margin ranges from 0.50 – 1.50% per annum depending on our Consolidated Leverage Ratio). Upon the occurrence of an event of default, an additional 2.00% per annum default interest rate may apply.
Certain of the underwriters and/or their respective affiliates are lenders under the New Term Loan and Revolving Credit Facility and, as a result, will receive a portion of the net proceeds from this offering that we intend to allocate to the repayment of such borrowings, on a pro rata basis across all applicable lenders thereunder. See “Underwriting (Conflicts of Interest).”
Subject to the above, we may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments to complete any such transaction.
Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of April 30, 2025:
•
on an actual basis;

•
on an as adjusted basis to give effect to the consummation of the BlueHalo Merger and the corresponding incurrence of debt under the New Term Loan and Revolving Credit Facility; and

•
on an as further adjusted basis to give effect to (i) the issuance and sale of $650,000,000 aggregate principal amount of the notes we are offering (assuming the underwriters do not exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses; (ii) the completion of the Concurrent Common Stock Offering (assuming no exercise of the option of the underwriters to purchase additional shares of our common stock); and (iii) the application of the net proceeds of both offerings as described under “Use of Proceeds.”

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes. Because the completion of this offering is not contingent on the completion of the Concurrent Common Stock Offering, you should not assume that the Concurrent Common Stock Offering, as reflected in the as further adjusted column in the table below, will take place.
	As of April 30, 2025
	Actual	As adjusted	As further adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$40,862	$102,926	$619,638
Debt:
Revolving Credit Facility(1)	$30,000	$255,000	$—
New Term Loan	—	$700,000	$—
Principal amount of 0% Convertible Senior Notes due 2030 offered hereby(2)	—	—	650,000
Total debt	30,000	955,000	650,000
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares outstanding, actual and as adjusted	—	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized, 28,267,517 shares outstanding, actual, 45,693,366 shares outstanding, as adjusted, and 49,221,592 shares outstanding, as further adjusted	4	6	6
Additional paid-in capital	618,711	3,256,060	4,096,947
Accumulated other comprehensive loss	(6,514)	(6,514)	(6,514)
Retained earnings	274,306	255,403	254,910
Total stockholders’ equity	886,507	3,504,955	4,345,349
Total capitalization	$957,369	$4,562,881	$5,614,987

(1)
“Actual” reflects outstanding borrowings under the Revolving Credit Facility, excluding approximately $9.4 million outstanding in letters of credit and under the Revolving Credit Facility, without deduction for debt discounts or issuance costs.

(2)
The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash special interest payments, if any, we may be required to pay on the notes, which will result in lower reported net income or larger reported net loss.

DESCRIPTION OF NOTES
We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Certain terms used in this summary are defined below under the caption “— Definitions.” Certain other terms used in this summary are defined in the indenture.
In this section, references to (i) “we,” “us” and “our” refer to AeroVironment, Inc. only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise. For purposes of the description below, the term “including” means “including without limitation.”
Generally
The notes will:
•
be our senior, unsecured obligations;

•
initially be limited to an aggregate principal amount of $650,000,000 (or $747,500,000, if the underwriters fully exercise their over-allotment option);

•
not bear regular interest, and the principal amount of the notes will not accrete;

•
bear special interest in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”;

•
mature on July 15, 2030, unless earlier repurchased, redeemed or converted;

•
be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after July 21, 2028 and on or before the 61st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date (subject to the right of noteholders on an “interest record date” (as defined below under the caption “— Interest”) to receive any related special interest payment), but only if certain conditions are satisfied, as described below under the caption “— Optional Redemption”;

•
be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “— Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on an interest record date to receive any related special interest payment), as described, and subject to the limited exception set forth, below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•
be convertible, at the noteholders’ option, into cash and, if applicable, shares of our common stock, based on an initial conversion rate of 3.1017 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $322.40 per share of common stock), under the conditions, and subject to the adjustments, described below under the caption “— Conversion Rights”;
•
be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•
initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—  Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible, for federal income tax purposes, for federal securities laws purposes or for purposes of the “depositary procedures” (as defined below under the caption “— Definitions”), with the notes offered hereby or, if applicable, any other notes we issue under the indenture.
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.
Payments on the Notes
We will pay (or cause the paying agent to pay) the principal of, and special interest, if any, on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and special interest, if any, on, any physical note as follows:
•
if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and

•
in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “— Definitions”) on the following date: (i) with respect to the payment of any special interest due on an interest payment date, the immediately preceding interest record date; (ii) with respect to any cash conversion consideration, the relevant conversion date; and (iii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on a note is not a “business day” (as defined below under the caption “— Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “— Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Transfer and Exchange.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.
Interest
The notes will not bear regular interest, and the principal amount of the notes will not accrete. However, special interest will accrue on the notes in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”. Unless the context requires otherwise, all references in this prospectus supplement to interest on the notes refer to special interest and default interest (as described below under the caption “— Events of Default — Default Interest”), in each case to the extent the same is payable on the notes.
If any special interest has accrued on any note, then such interest will be payable in arrears on the next “interest payment date” (as defined below under the caption “— Definitions”) to the holder of record of such note as of the close of business on the immediately preceding “interest record date” (as defined below under the caption “— Definitions”). Special interest, if any, will accrue from, and including, the applicable date described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”. The amount of any such special interest that is payable on any applicable interest payment date will be the amount of unpaid special interest that has accrued from, and including, the last date as of which such interest has been paid or duly provided for (or, if later, the date as of which such interest has begun to accrue) to, but excluding, such interest payment date (or, if earlier, the date as of which such interest has ceased to accrue, as described below under the caption “— Events of Default —

Special Interest as Sole Remedy for Certain Reporting Defaults”). Special interest, if any, on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before an interest record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Ranking
The notes will be our senior, unsecured obligations and will be:
•
equal in right of payment with our existing and future senior, unsecured indebtedness;

•
senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•
effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the New Term Loan and the Revolving Credit Facility; and

•
structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a “common equity” (as defined below under the caption “— Definitions”) holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of April 30, 2025, after giving effect to our borrowing of $925.0 million on May 1, 2025 in connection with the closing of the BlueHalo Merger and the transactions associated therewith, excluding our subsidiaries and intercompany indebtedness, we had approximately $955.0 million of secured indebtedness for borrowed money under our New Term Loan and Revolving Credit Facility (with undrawn commitments available to be borrowed under the Revolving Credit Facility of approximately $83.0 million, net of approximately $12.0 million of outstanding letters of credit), no unsecured indebtedness, and our subsidiaries had (x) no indebtedness and (y) approximately $218 .0 million of other liabilities, including trade payables and certain lease liabilities, but excluding intercompany liabilities, salaries and wages payable.
See “Risk Factors — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption
We may not redeem the notes at our option at any time before July 21, 2028. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after July 21, 2028 and on or before the 61st “scheduled trading day” (as defined below under the caption “— Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “— Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “— Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “— Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send such redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $100.0 million. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “— Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.
The redemption date will be a business day of our choosing that is no more than 85, nor less than 65, scheduled trading days after the date we send the related redemption notice, as described below.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid special interest, if any, on such note to, but excluding, the redemption date. However, if any payment of special interest is due in respect of any interest payment date and such redemption date is after the related interest record date and on or before such interest payment date, then (i) the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, such payment of special interest; and (ii) the redemption price will not include accrued and unpaid special interest on such note to, but excluding, such redemption date.
We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.
If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 62nd scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Redemption” and “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).
Conversion Rights
Generally
Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash and, if applicable, shares of our common stock, based on an initial conversion rate of 3.1017 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $322.40 per share of common stock).
Noteholders may convert their notes only in the circumstances described below under the caption “— When the Notes May Be Converted.”
Treatment of Interest Upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid special interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid special interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “— Conversion Procedures”). As a result, except as described below, any accrued and unpaid special interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid special interest, if any, that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Notwithstanding anything to the contrary above, if any payment of special interest is due in respect of any interest payment date and the conversion date of a note is after the related interest record date and before such interest payment date, then:
•
the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, such payment of special interest; and

•
the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, cash in the amount of such payment of special interest.

However, such noteholder need not deliver such cash:
•
if we have specified a redemption date that is after such interest record date and on or before the second business day immediately after such interest payment date;

•
if such conversion date occurs after the interest record date immediately before the maturity date;

•
if we have specified a “fundamental change repurchase date” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such interest record date and on or before the business day immediately after such interest payment date; or

•
to the extent of any (x) overdue special interest or (y) interest that has accrued on any overdue special interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the interest record date immediately before the maturity date will receive the full amount of any special interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such interest record date.

When the Notes May Be Converted
Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Upon Satisfaction of Common Stock Sale Price Condition
A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.
Conversion Upon Satisfaction of Note Trading Price Condition
A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “— Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder or noteholders in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”
The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder or noteholders provide(s) us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder or noteholders provide(s) such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.
We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.
Conversion Upon Specified Corporate Events
Certain Distributions
If, before April 15, 2030, we elect to:
•
distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “— Conversion Rate Adjustments — Generally” below); or
•
distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 65 scheduled trading days before the “ex-dividend date” (as defined below under the caption “— Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.
Certain Corporate Events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “— Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.
Conversion Upon Redemption
If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).
Conversions During Free Convertibility Period
A noteholder may convert its notes at any time from, and including, April 15, 2030 until the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•
comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•
if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

•
if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:
•
complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•
deliver such note to the conversion agent (at which time such conversion will become irrevocable);

•
furnish any endorsements and transfer documents that we or the conversion agent may require;

•
if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

•
if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “— Definitions”) and before the close of business on a business day.
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”
If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required (or a third party fails to make such payment in lieu of us in accordance with the provisions described below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — Repurchase by Third Party”).
Settlement Upon Conversion
Generally
Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” The consideration due upon the conversion of any note will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 60 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “— Definitions”) that applies to the conversion. The applicable specified dollar amount will be determined in accordance with the provisions described below and will be an amount that is no less than $1,000 per $1,000 principal amount of notes being converted.
Settlement Method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after April 15, 2030 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on April 15, 2030. If we elect a settlement method for a conversion with a conversion date that occurs before April 15, 2030, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day before the related redemption date; and (ii) if the related redemption date is on or after April 15, 2030, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after April 15, 2030.
If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.
The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method, to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture, and in no event may we elect (whether directly or by eliminating all other settlement methods) combination settlement with a specified dollar amount that is less than $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “— Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.
Consideration Due Upon Conversion
Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
•
if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; or

•
if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in such observation period.
However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on the daily VWAP on the last VWAP trading day of the applicable observation period.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
Delivery of the Conversion Consideration
Except as described below under the captions “— Conversion Rate Adjustments” and “— Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion.
When Converting Noteholders Become Stockholders of Record
The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the last VWAP trading day of the observation period for such conversion.
Conversion Rate Adjustments
Generally
The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.
(1)
Stock Dividends, Splits and Combinations.   If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “— Definitions”) of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)
Rights, Options and Warrants.   If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “— Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this paragraph (2) and the provisions described above under the caption “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.
(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other Than Spin-Offs.   If we distribute shares of our “capital stock” (as defined below under the caption “— Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “— The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

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rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “— Stockholder Rights Plans”;

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spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

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a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

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a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:
where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.
However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.
To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)
Spin-Offs.   If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “— Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
Notwithstanding anything to the contrary, if any VWAP trading day of the observation period for a note to be converted occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)
Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D	=	the cash amount distributed per share of our common stock in such dividend or distribution.
However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)
Tender Offers or Exchange Offers.   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;
provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if any VWAP trading day of the observation period for a note to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the conversion rate except as described above or below under the caption “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
•
except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

•
the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•
the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•
the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

•
solely a change in the par value of our common stock; or

•
accrued and unpaid special interest, if any, on the notes.

Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.
Tax Considerations
A beneficial owner of the notes may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. If the conversion rate is adjusted as a result of a cash dividend to our common stockholders, a beneficial owner of the notes generally will be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits. Applicable withholding taxes (including backup withholding) may be withheld from payments of interest, if any, and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”
The Deferral Exception
If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) April 15, 2030. We refer to our ability to defer adjustments as described above as the “deferral exception.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
•
a note is to be converted pursuant to combination settlement;

•
the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally” has occurred on or before any VWAP trading day in the observation period for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such VWAP trading day;

•
the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock; and

•
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such VWAP trading day. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Notwithstanding anything to the contrary, if:
•
a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally”;

•
a note is to be converted pursuant to combination settlement;

•
any VWAP trading day in the observation period for such conversion occurs on or after such ex-dividend date and on or before the related record date;

•
the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•
such shares would be entitled to participate in such dividend or distribution,

then the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Conversion Rate Adjustments — Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.
Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “— Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “— Definitions”) and the “stock price” (as defined below under the caption “— Definitions”) of such make-whole fundamental change:
Make-Whole Fundamental Change Effective Date	Stock Price
	$248.00	$275.00	$300.00	$322.40	$360.00	$390.00	$419.12	$500.00	$600.00	$700.00	$850.00	$1,000.00	$1,200.00
July 3, 2025	0.9305	0.7443	0.6113	0.5159	0.3925	0.3183	0.2612	0.1540	0.0816	0.0428	0.0146	0.0034	0.0000
July 15, 2026	0.9305	0.7443	0.6113	0.5159	0.3888	0.3111	0.2520	0.1430	0.0719	0.0355	0.0105	0.0017	0.0000
July 15, 2027	0.9305	0.7443	0.6072	0.4996	0.3639	0.2846	0.2254	0.1196	0.0548	0.0239	0.0051	0.0002	0.0000
July 15, 2028	0.9305	0.7339	0.5697	0.4559	0.3161	0.2372	0.1801	0.0844	0.0321	0.0107	0.0008	0.0000	0.0000
July 15, 2029	0.9305	0.6699	0.4870	0.3652	0.2249	0.1525	0.1046	0.0358	0.0080	0.0008	0.0000	0.0000	0.0000
July 15, 2030	0.9305	0.5346	0.2316	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
•
if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•
if the stock price is greater than $1,200.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “— Adjustment of Stock Prices and Number of Additional Shares”), or less than $248.00 (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 4.0322 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption, and not with respect to the notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “— Optional Redemption.”
As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “— Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling such note for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “— Conversion Rate Adjustments — Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
Notice of Make-Whole Fundamental Change
We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and “— Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
Effect of Common Stock Change Event
Generally
If there occurs any:
•
recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•
consolidation, merger, combination or binding or statutory share exchange involving us;

•
sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•
other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•
from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “— Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “— Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•
if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the fifth business day after the relevant conversion date; and

•
for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “— Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.
Notice of Common Stock Change Event
We will provide notice of each common stock change event to noteholders no later than the second business day after the effective date of the common stock change event.

Exchange in Lieu of Conversion
Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.
Equitable Adjustments to Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values, the daily cash amounts or the daily share amounts over a period of multiple days (including over an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during such period.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.
The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid special interest, if any, on such note to, but excluding, the fundamental change repurchase date. However, if any payment of special interest is due in respect of any interest payment date and the fundamental change repurchase date is after the related interest record date and on or before such interest payment date, then (i) the holder of such note at the close of business on such interest record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, such payment of special interest; (ii) the fundamental change repurchase price will not include accrued and unpaid special interest on such note to, but excluding, the fundamental change repurchase date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.
No Repurchase Right in Certain Circumstances
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:
•
the reference property of such common stock change event consists entirely of cash in U.S. dollars;

•
immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “— Conversion Rights — Effect of Common Stock Change Event” and, if applicable, “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (which fundamental change repurchase price will, if any special interest is accruing on the notes as of the effective date of such fundamental change, be calculated (i) assuming that such fundamental change repurchase price includes accrued and unpaid special interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provisions described in the second sentence of the second paragraph under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — Generally”); and

•
we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “— No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “— Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Consolidation, Merger and Sale of Assets.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
•
the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “— Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•
immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “— Definitions”). For the avoidance of doubt, in the case of any such transfer, the transferee will not succeed to the transferor, and the transferor will not be discharged from its obligations, under the indenture and the notes.
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.
Events of Default
For purposes of the notes, the description below under this section titled “— Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Events of Default.”
Generally
An “event of default” means the occurrence of any of the following:
(1)
a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)
a default for 30 consecutive days in the payment when due of any special interest that has accrued on any note;

(3)
our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events,” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “— Conversion Rights —When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions”) such failure is not cured within five days after its occurrence;

(4)
a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence;

(5)
a default in our obligations described above under the caption “— Consolidation, Merger and Asset Sale”;

(6)
a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)
a default by us or any of our “significant subsidiaries” (as defined below under the caption “— Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $55,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•
constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

•
results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and
(8)
certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration
If an event of default described in paragraph (8) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest, if any, on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (8) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest, if any, on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs
For the avoidance of doubt, and without limiting the manner in which any “default” (as defined below under the caption “— Definitions”) can be cured,
•
a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•
a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “— Default Interest”) thereon; and

•
a default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default;

provided that (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any special interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.
Notice of Defaults
If a default or event of default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest, if any, on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.

Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
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such noteholder has previously delivered to the trustee notice that an event of default is continuing;

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noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

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such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

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the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

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during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “— Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any amounts due on any note that are not made when due (“defaulted amounts”) will not accrue interest except on those days, if any, when special interest accrues on such note. If any special interest accrues on such note on any day, then interest will accrue on such date on all outstanding defaulted amounts, if any, on such note at the rate at which special interest accrues on such note on such day.
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “— Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.
Any special interest that accrues on a note will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “— Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Modification and Waiver.”
We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
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reduce the principal, or change the stated maturity, of any note;

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reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

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reduce the rate, or extend the time for the payment, of special interest on any note;

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make any change that adversely affects the conversion rights of any note;

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impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

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change the ranking of the notes;

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make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

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reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

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make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:
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cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

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add guarantees with respect to our obligations under the indenture or the notes;

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secure the notes;

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add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

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provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “— Consolidation, Merger and Asset Sale”;

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enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “— Conversion Rights — Effect of Common Stock Change Event” in connection with a common stock change event;

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irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that (1) no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion Rights — Settlement Upon Conversion — Settlement Method”; and (2) such irrevocable election or elimination can in no event result in a specified dollar amount of less than $1,000 per $1,000 principal amount of notes applying to the conversion of any note;

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evidence or provide for the acceptance of the appointment of a successor trustee;

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conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

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provide for or confirm the issuance of additional notes pursuant to the indenture;

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provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

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comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

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make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports
We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Form 8-K reports) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.
The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.
Discharge
For purposes of the notes, the description below under this section titled “— Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.”
Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, the redemption price, the fundamental change repurchase price and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.
Trustee
The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and/or its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to, and will, send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
For purposes of the notes, the description below under this section titled “— No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — No Personal Liability of Directors, Officers, Employees or Securityholders.”
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
For purposes of the notes, the description below under this section titled “— Governing Law” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Governing Law.”
The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Close of business” means 5:00 p.m., New York City time.
“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means 3.1017 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “— Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-60th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.
“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 60.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVAV <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.
“Default interest” has the meaning set forth above under the caption “— Events of Default — Default Interest.”
“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“DTC” means The Depository Trust Company.
“Effective date,” in relation to a stock split or stock combination of our common stock, means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i)   a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;
(ii)   the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);
(iii)   our stockholders approve any plan or proposal for our liquidation or dissolution; or
(iv)   our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “— Conversion Rights — Effect of Common Stock Change Event — Generally” above.
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.
“Interest payment date” means, with respect to a note, each January 15 and July 15 of each year. For the avoidance of doubt, the maturity date is an interest payment date.
“Interest record date” has the following meaning with respect to an interest payment date: (i) if such interest payment date occurs on January 15, the immediately preceding January 1 (whether or not a business day); and (ii) if such interest payment date occurs on July 15, the immediately preceding July 1 (whether or not a business day).
“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “— Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption pursuant to such notice and not with respect to any other notes.
“Make-whole fundamental change conversion period” has the following meaning:
(i)   in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and
(ii)   in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.
“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Maturity date” means July 15, 2030.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before April 15, 2030, the 60 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the second business day before the related redemption date, the 60 consecutive VWAP trading days beginning on, and including, the 61st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after April 15, 2030, the 60 consecutive VWAP trading days beginning on, and including, the 61st scheduled trading day immediately before the maturity date.
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; and (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of the limited liability company, limited partnership or similar entity.
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “— Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $30,000,000.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of our common stock); provided, however, that in no event will the specified dollar amount be less than $1,000 per $1,000 principal amount of such note.
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “— Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
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upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
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will not be entitled to have notes represented by the global note registered in their names;

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will not receive or be entitled to receive physical, certificated notes; and

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will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.
Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
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DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

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an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

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we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF THE CONCURRENT COMMON STOCK OFFERING
Concurrently with this convertible notes offering, we are offering 3,528,226 shares of our common stock (or 4,057,460 shares if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering at a public offering offering price of $248.00 per share. Based on 45,814,275 shares of our common stock outstanding as of June 25, 2025, we will have 49,342,501 shares of common stock outstanding immediately following the Concurrent Common Stock Offering (assuming the underwriters of the Concurrent Common Stock Offering do not exercise their option to purchase additional shares of common stock).
The closing of this offering is not conditioned upon the closing of the Concurrent Common Stock Offering, and the closing of the Concurrent Common Stock Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Common Stock Offering will be completed or, if completed, on what terms it will be completed. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy securities in the Concurrent Common Stock Offering.
See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Common Stock Offering.

DESCRIPTION OF OTHER INDEBTEDNESS
The following discussion provides summary information about certain of our existing indebtedness and does not purport to be a complete description of all the information that might be important to you. It does not reflect the effects of any additional liquidity we may seek in the private markets. See “Summary — Recent Developments” for further discussion of our current liquidity position and the related risks described in the “Risk Factors” section of this prospectus supplement with respect to our current liquidity position. For additional information regarding the terms of our existing indebtedness, see our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, in particular the consolidated financial statements contained therein and the notes thereto, as filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Credit Agreement
On May 1, 2025, we entered into a Fourth Amendment to Credit Agreement, Amendment to Security and Pledge Agreement and Joinder Agreement (the “Amendment”). The Amendment amended our Credit Agreement, dated as of February 19, 2021, by and among us, the guarantors party thereto, the lenders from time to time party thereto, the Agent and the L/C issuers party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of February 4, 2022, as further amended by that certain Second Amendment to Credit Agreement, dated as of June 6, 2023, and as further amended by that certain Third Amendment to Credit Agreement, dated as of October 4, 2024 (as further amended by the Amendment, the “Credit Agreement”). The Credit Agreement provides us with a Revolving Credit Facility of up to $350.0 million and a Term A Loan of $700.0 million. Certain of our material domestic subsidiaries have guaranteed our obligations under the Credit Agreement, which obligations are secured by security interests in substantially all of our existing and future assets and the existing and future assets of our material domestic subsidiaries.
In connection with our acquisition of BlueHalo, we borrowed the full amount of the Term A Loan and a portion of the Revolving Credit Facility to repay BlueHalo’s outstanding indebtedness and to pay transaction fees and expenses. The Credit Agreement requires that our Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) at the end of any fiscal quarter be less than (i) 3.00 to 1.00, or (ii) during a Leverage Increase Period (as defined in the Credit Agreement) and for the four quarters following our acquisition of BlueHalo, 3.50 to 1.00. It also requires that our Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) at the end of any fiscal quarter be greater than 1.25 to 1.00.
Term A Loan
The Term A Loan bears interest at a rate equal to, at our option, (i) Term SOFR plus a margin ranging from 1.50% to 2.50% per annum based on our Consolidated Leverage Ratio (as defined in the Credit Agreement) plus a credit spread adjustment of 0.10% per annum, or (ii) Base Rate plus a margin ranging from 0.50% to 1.50% per annum based on our Consolidated Leverage Ratio. We must make equal quarterly repayments of 1.25% of the original principal amount of Term A Loans beginning in September 2025, with the final balance payable at maturity on May 1, 2027. Mandatory prepayments of the Term A Loan are required in connection with (i) the disposition of certain assets to the extent not reinvested and (ii) the incurrence of non-permitted debt.
Revolving Credit Facility
The Revolving Credit Facility includes a $25.0 million sub limit under which letters of credit can be issued. Borrowings under the Revolving Credit Facility bear interest at a rate equal to, at our option, (i) Term SOFR plus a margin ranging from 1.50% to 2.50% per annum based on our Consolidated Leverage Ratio plus a credit spread adjustment of 0.10% per annum, or (ii) Base Rate plus a margin ranging from 0.50% to 1.50% per annum based on our Consolidated Leverage Ratio. The Revolving Credit Facility is payable at maturity on October 4, 2029 and may be repaid, in whole or in part, together with accrued interest, without premium or penalty.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership, conversion and disposition of the notes issued pursuant to this offering and the ownership and disposition of the shares of our common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect an investor in the notes or the shares of our common stock into which the notes may be converted. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock into which the notes may be converted.
Except where noted, this summary addresses only notes or shares of common stock held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the notes on original issuance for cash at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxes relevant to investors in the notes or our common stock (including the potential application of the Medicare contribution tax), nor does it address all tax consequences that may be relevant to investors in light of their personal circumstances or particular situations, such as:
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tax consequences to persons who may be subject to special tax treatment, including dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, governmental organizations, “controlled foreign corporations,” “passive foreign investment companies,” insurance companies or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

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tax consequences to persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

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tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

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tax consequences to investors that hold notes or common stock through pass-through entities or arrangements;

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tax consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or common stock being taken into account in an “applicable financial statement”; and

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any alternative minimum tax consequences.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding notes or common stock and the partners in such partnerships should consult their tax advisors.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION

OF NOTES AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect to be treated as a United States person.

As used herein, a “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state and local, and non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
Consequences to U.S. Holders
Additional Payments
It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. The notes will not bear regular interest. In certain circumstances, we may elect to or be obligated to make payments on the notes in excess of stated principal. We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. Assuming such position is respected by the IRS, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes and, upon a conversion or sale or other disposition of notes, a portion of the proceeds may be deemed to be attributable to accrued interest (if any). Our position is binding on a U.S. holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. holder would be required to accrue interest income based on a comparable yield (even though the notes do not bear regular interest), regardless of the U.S. holder’s method of tax accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments and that no such other payments will be due. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Except as provided below under “— Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes —  Conversion Rights — Exchange in Lieu of Conversion”) equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. The amount realized by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note, increased by the amount, if any, included in income as a dividend by the U.S. holder upon an adjustment (or failure to make an adjustment) to the conversion rate of the note, as described in “— Constructive Distributions” below.
Any gain or loss recognized on a taxable disposition of a note generally will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals) long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Conversion of Notes
If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.
If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder will generally recognize gain or loss upon such conversion, and the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).
As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different possible characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.
Treatment as a Recapitalization.   If a combination of cash and common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion,” which would be taxable as described above, under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the notes are securities for relevant U.S. federal income tax purposes and to treat the conversion as a recapitalization. However, as noted above, this position is not free from doubt and there can be no assurance in this regard. If the conversion is treated as a recapitalization, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock (including any fractional share) and cash received (other than any cash received in lieu of a fractional share) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share). Cash received in lieu of a fractional share of our common stock upon a conversion of a note would be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock would generally result in capital gain or loss, which would be equal to the difference between the amount of cash received in lieu of a fractional share and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note.
Alternative Treatment as Part Conversion and Part Redemption.   If the conversion of a note into cash and common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion,” which would be taxable as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, the cash payment received (excluding cash received in lieu of a fractional share) may be treated as proceeds from the redemption of a portion of the note and taxed in the manner described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Notes.” In such case, our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any cash received in lieu of a fractional share. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into common stock (including any fractional shares) and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash received (other than cash received in lieu of fractional shares). The holding period for our common stock received in the conversion would include the holding period for the note.
Constructive Distributions
The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing, for a U.S. holder of notes, their proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder.
Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder of notes will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may, in some circumstances, be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend to the extent of our current or accumulated earnings and profits, generally as described below under “— Distributions.”
However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described below under “— Distributions.” It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors regarding the tax treatment of a constructive distribution.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has issued proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The regulations, if finalized, will be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but beneficial owners of notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.
Distributions
Distributions, if any, made on our common stock, other than certain pro rata distributions of common shares or rights to acquire common shares, generally will be included in the income of a U.S. holder of our common stock as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions to the extent in excess of our current and accumulated earnings and profits will be applied against and reduce the U.S. holder’s adjusted tax basis in our common stock (but not below zero) as a tax-free return of capital and, to the extent in excess of such adjusted tax basis, will be treated as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sales, Certain Redemptions or Other Taxable Dispositions of Common Stock
Upon sales, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. In the case of certain non-corporate U.S. holders (including individuals) long-term capital gains are generally eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Possible Effect of a Change in Conversion Consideration
In certain situations, the notes may become convertible into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the notes to a U.S. holder, potentially resulting in the recognition of taxable gain or loss, and the modified notes could be treated as newly issued at that time. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the ownership and conversion of the modified notes as well as the ownership of the shares of the applicable acquirer or other consideration may be different from the U.S. federal income tax consequences addressed in this discussion. In particular, whether or not such an event results in a deemed taxable exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. Holders of notes should consult their tax advisors regarding U.S. federal income tax considerations relating to a change in conversion consideration.
Consequences to Non-U.S. Holders
The discussion of consequences to non-U.S. holders assumes that the notes will not be considered contingent payment debt instruments and that no additional payments will become payable.
Dividends and Constructive Distributions
Any amount treated as a dividend (as discussed above under “Consequences to U.S. Holders —  Distributions”) paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “Consequences to U.S. Holders — Constructive Distributions”) will be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received (or deemed received) by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from or set off against payments upon conversion, repurchase or maturity of the notes, payments on our common stock or sales proceeds received by, or other funds or assets of, such non-U.S. holder.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption from or a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Disposition of Notes or Common Stock
Subject to the discussions below under “Information Reporting and Backup Withholding — Non-U.S. Holders” and “Foreign Account Tax Compliance Act,” any gain recognized by a non-U.S. holder on the sale, exchange (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Conversion Rights — Exchange in Lieu of Conversion”), certain redemptions, conversion or other taxable dispositions of a note or common stock will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though you are not considered a resident of the United States.
With respect to the third bullet point above, we believe we currently are not, have not been, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Information Reporting and Backup Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of interest (if any) and deemed dividends on the notes (if any), dividends on our common stock and the proceeds of a sale or other taxable disposition of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient, and if required, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Generally, the amount of interest (if any) and deemed distributions on the notes (if any) and distributions on our common stock to non-U.S. holders, as well as the amount of tax, if any, withheld with respect to those payments, must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed dividends on a note or dividends on our common stock, provided the non-U.S. holder (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)), (b) holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations or (c) otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax, Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a withholding tax at a rate of 30% on interest and dividends (including deemed dividends) paid on, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds of a disposition of, debt obligations or stock of a United States corporation paid to (i) a foreign financial institution, or FFI, whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or U.S. tax authorities with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. FFIs located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
The applicable Treasury Regulations and administrative guidance provide that the FATCA withholding rules will apply to payments of interest and dividends (including deemed dividends) regardless of when they are made (or deemed made). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes or stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury Regulations indicates that taxpayers generally may rely on these proposed U.S. Treasury Regulations until final Treasury Regulations are issued. Investors are encouraged to consult their tax advisors regarding the implications of these rules on their investment in our notes and common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as lead book-running managers of the offering and as representatives of the underwriters. Raymond James & Associates, Inc. is acting as a joint book-running manager of the offering and as a representative of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of notes set forth opposite the underwriter’s name in the following table:
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$236,366,000
BofA Securities, Inc.	206,819,000
Raymond James & Associates, Inc.	29,545,000
RBC Capital Markets, LLC	29,545,000
William Blair & Company, LLC	29,545,000
Robert W. Baird & Co. Incorporated	29,545,000
BNP Paribas Securities Corp	29,545,000
U.S. Bancorp Investments, Inc.	23,636,000
Citizens JMP Securities, LLC	17,727,000
BMO Capital Markets Corp	17,727,000
Total	$650,000,000
The underwriters are committed to purchase all of the notes offered by us (other than those covered by the over-allotment option described below) if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 1.65% of the principal amount of the notes. After the initial offering of the notes to the public, if all of the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any notes made outside of the United States may be made by affiliates of the underwriters.
We have granted to the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $97,500,000 aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Paid by us
	No Exercise	Full Exercise
Per Note	2.75%	2.75%
Total	$17,875,000	$20,556,250

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.6 million.
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any shares of common stock or any such other securities (whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., for a period of 90 days after the date of the final prospectus supplement for this offering (the “clear market period”), other than the notes to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) any shares of common stock issued upon conversion of the notes; (ii) shares of common stock to be issued and sold in the Concurrent Common Stock Offering; (iii) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (iv) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan (A) in effect as of the closing of this offering and described in this prospectus supplement or (B) duly adopted by us following the closing of this offering; (v) the issuance of up to 10% of the outstanding shares of our common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters for the duration of the clear market period; or (vi) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of the final prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and/or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members or shareholders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (viii) (A) to us from an employee upon death, disability or termination of employment of such employee or (B) to us pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, (ix) as part of a sale of lock-up securities acquired in this offering or in open market transactions after the completion of this offering, (x) (A) to us or (B) in broker-assisted market transactions in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in transfers to us, “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights, provided that any such shares of common stock received and, in the case of transfers contemplated in clause (B), retained upon such exercise, vesting or settlement shall be subject to the terms of this prospectus supplement, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of one or more trading plans after the date of the final prospectus supplement under Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of lock-up securities, provided that (A) such plan does not provide for the transfer or disposition of lock-up securities during the restricted period (B) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up part is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement.
J.P. Morgan Securities LLC and BofA Securities, Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling notes in the open market for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These stabilizing transactions may include making short sales of notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional notes referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional notes, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the option to purchase additional notes. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the New Term Loan and the Revolving Credit Facility. A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. Raymond James & Associates, Inc. is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. Raymond James & Associates, Inc. will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify Raymond James & Associates, Inc. against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In addition, certain of the underwriters and/or their respective affiliates are lenders under the New Term Loan and the Revolving Credit Facility and, as a

result, will receive a portion of the net proceeds from this offering that we intend to allocate to the repayment of such borrowings, on a pro rata basis across all applicable lenders thereunder. See “Use of Proceeds.”
In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, paying agent and conversion agent.
Concurrent Common Stock Offering
Concurrently with this offering, we are conducting a public offering of 3,528,226 shares of our common stock (or up to 4,057,460 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise in full their option to purchase additional shares of common stock). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, on significantly different terms, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy our common stock to be issued in the Concurrent Common Stock Offering.
Prohibition of Sales to European Economic Area (“EEA”) Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it

forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The notes may be sold only to Canadian purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes by Canadian purchasers must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a Canadian purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the Canadian purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, or the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS
Latham & Watkins LLP will pass upon the validity of the notes offered hereby on behalf of AeroVironment, Inc. Davis Polk & Wardwell LLP will pass on certain legal matters for the underwriters in connection with this offering.
EXPERTS
AeroVironment, Inc.
The financial statements of AeroVironment, Inc., incorporated by reference in this prospectus supplement by reference to AeroVironment, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC)
The audited historical financial statements of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) included in Exhibit 99.1 of AeroVironment, Inc.’s Current Report on Form 8-K/A dated June 27, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) to continue as a going concern as described in Note 1 and Note 8 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, our filings are available from our website at www.avinc.com. None of the information on our website constitutes a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished (rather than filed) on Form 8-K, which information is expressly not incorporated by reference herein):
•
Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC on June 25, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 12, 2024;

•
Current Reports on Form 8-K or Form 8-K/A filed with the SEC on May 1, 2025 and June 27, 2025, respectively; and

•
the description of AeroVironment common stock set forth in our registration statement on Form 8-A (Registration No. 001-33261), filed with the SEC under Section 12(b) of the Exchange Act on January 18, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein.
You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:
AeroVironment, Inc.
241 18th Street South, Suite 650
Arlington, Virginia 22202
Attn: Corporate Secretary
Tel: (703) 418-2828

PROSPECTUS
AEROVIRONMENT, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAV.” On June 27, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $278.07 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “AeroVironment,” “we,” “our,” “us” and the “Company” in this prospectus, we mean AeroVironment, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws that are not limited to historical facts but reflect our current beliefs, expectations or intentions regarding future events. Statements in this prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” “strategy,” “may,” and other similar expressions or the negative of such words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, employment opportunities and mobility, plans and objectives of management, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information.
Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors” included in this prospectus, as well as, among others, risks and uncertainties relating to:
•
unexpected technical and marketing difficulties inherent in major research and product development efforts;

•
availability of U.S. government and allied government funding for defense procurement and research and development (“R&D”) programs and the changes in the timing and/or amount of government spending;

•
our reliance on certain customers, including the U.S. government and allied foreign governments, for a significant portion of our revenues;

•
the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

•
our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

•
the potential need for changes in our long-term strategy in response to future developments;

•
our ability to attract and retain skilled employees;

•
unexpected changes in significant operating expenses, including components and raw materials;

•
any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages of components for our products;

•
changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

•
increased competition, including from firms that have substantially greater resources than we have and, in the uncrewed systems market, from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

•
the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

•
the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•
changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

•
our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

•
our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, such as supply chain disruptions, public health crises, curtailments of trade, diversions of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

•
failure to develop new products or integrate new technology into current products;

•
unfavorable results in legal proceedings;

•
our ability to comply with the covenants in our loan documents;

•
failure to establish and maintain effective internal control over financial reporting;

•
general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation; and

•
other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other risks as identified from time to time in its SEC reports.

AeroVironment cautions that the foregoing list of factors is not exclusive. Other unknown or unpredictable factors also could have a material adverse effect on AeroVironment’s business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.avinc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on June 24, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 12, 2024.

•
Our Current Reports on Form 8-K filed with the SEC on May 1, 2025 and our Current Report on Form 8-K/A filed with the SEC on June 27, 2025.

•
The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on January 18, 2007, as supplemented by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on June 24, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
AEROVIRONMENT, INC.
241 18th Street South, Suite 650
Arlington, Virginia 22202
(703) 418-2828
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We design, develop, produce, deliver and support a technologically advanced portfolio of intelligent, multi-domain robotic systems and related services for government agencies and businesses. We supply uncrewed aircraft systems, loitering munitions systems, uncrewed ground vehicles and related services primarily to organizations within the U.S. Department of Defense, other federal agencies and to international allied governments.
We were originally incorporated in California in July 1971 and reincorporated in Delaware in 2006, and our common stock is listed and traded on the Nasdaq under the ticker symbol “AVAV.” Our principal executive office is located at 241 18th Street South, Suite 650, Arlington, Virginia 22202. Our telephone number is (703) 418-2828 and our website is www.avinc.com. Information contained on our website is not and should not be deemed a part of this prospectus or any report or filing filed with or furnished to the SEC.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Fifth Amended and Restated Bylaws, as amended (“Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
As used in this section only, “AeroVironment,” “we,” “our” or “us” refer to AeroVironment, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
Authorized Capital Stock
Our authorized capital stock consists of:
•
100,000,000 shares of common stock, $0.0001 par value; and

•
10,000,000 shares of preferred stock, $0.0001 par value.

Description of Common Stock
Voting Rights
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of the Company, subject to the prior rights of any preferred stock then outstanding.
Other Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Description of Preferred Stock
Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
•
the number of shares to be included in the series;

•
the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

•
the redemption price, if any, and the terms and conditions of redemption;

•
any sinking fund provisions for the purchase or redemption of the series;

•
if the series is convertible, the terms and conditions of conversion;

•
the amounts payable to holders upon our liquidation, dissolution or winding up; and

•
any other rights, powers, preferences and limitations relating to the series, including voting powers.

Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock, may dilute the voting power, rights and preferences of the holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. The preferred stock may have any one or more of the dividend, liquidation, redemption and voting powers, preferences, and rights discussed below. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
•
the designations and stated value per share;

•
the number of shares offered;

•
the amount of liquidation preference per share;

•
the public offering price at which the preferred stock will be issued;

•
the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•
any redemption or sinking fund provisions;

•
any conversion or exchange rights; and

•
any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, powers, limitations and restrictions.

Voting Rights
The holders of preferred stock of each series have one vote per share, except as otherwise provided in the certificate of designation governing such preferred stock and as described in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
In addition, the holders of a series of preferred stock created pursuant to a certificate of designation will possess certain class votes under the DGCL as required by law, in addition to any class votes granted to the holders of such series in a certificate of designation creating such series of preferred stock. Specifically, without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
•
increase or decrease the par value of the shares of that series; or

•
alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

Dividend Rights
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Rank
Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be described in the applicable prospectus supplement.
Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
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as described above or in the prospectus supplement;

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as provided in our certificate of incorporation and in the certificate of designations creating such series of preferred stock; and

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as otherwise required by law.

Election and Removal of Directors
Until the election of directors at our 2027 annual meeting of stockholders, our board of directors is divided into three classes. Starting with our 2025 annual meeting of stockholders, the directors whose terms expire at each annual meeting of stockholders will be elected to one-year terms rather than three-year terms. For so long as our board of directors is classified, any director may be removed, for cause, from the board of directors at any meeting of stockholders by not less than 66 2/3% of our outstanding stock. Upon the board of directors becoming declassified at the 2027 annual meeting of stockholders, directors may be removed with or without cause by the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the company then entitled to vote generally in the election of directors, voting together as a single class, in accordance with Delaware law.
Shareholder’s Agreement
On November 18, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Archangel Merger Sub, LLC, a Delaware limited liability company and our direct wholly owned subsidiary (“Merger Sub”), BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo Financing Topco, LLC (“Seller”). In connection with the execution and delivery of the

Merger Agreement, Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P. (collectively, the “Sponsor Members”) entered into a shareholder’s agreement (the “Shareholder’s Agreement”) with us pursuant to which the Sponsor Members, among other things, agreed to abide by customary standstill covenants, obligations to vote consistent with the recommendation of our board of directors, and customary employee non-solicit restrictions with respect to the employees of the Company and its subsidiaries. Among other things, we agreed to provide the Sponsor Members with certain board designation rights and customary registration rights, including customary demand and piggyback rights. The Sponsor Members have such designation rights to designate two directors to our board of directors until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 20% of our Adjusted Outstanding Shares, and the Sponsor Members will have such designation rights to designate one director to our board of directors until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 15% but less than 20% of our Adjusted Outstanding Shares. “Adjusted Outstanding Shares” means, at any time, the total number of issued and outstanding shares of our common stock, less the number of shares issued by us within six months of May 1, 2025.
Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Some provisions of the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, contain provisions that could make certain transactions more difficult, including an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of any of our incumbent officers and directors.
These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock.   Our board of directors, without further action by our stockholders, may issue up to 10,000,000 shares of undesignated preferred stock in one or more series, in each case, in such number and with such voting or other rights, preferences, or privileges as are established by our board of directors with respect thereto, including those superior to our common stock, that could impede the success of any attempt to change the control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings.   Our Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board or chief executive officer, or by the chief executive officer or secretary at the request in writing by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Elimination of Stockholder Action by Written Consent.   Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.
Amendments to Certificate of Incorporation and Bylaws.   The affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock of the Company, voting together as a single class, is required to amend certain portions of the Certificate of Incorporation, including the portions regarding the removal of directors for cause by our stockholders. Our board of directors may amend or repeal our Bylaws without any further action by our stockholders. Our stockholders may amend or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2∕3% of the total voting power of all outstanding Company securities then entitled to vote generally in the election of directors, voting together as a single class.
Delaware Anti-Takeover Statute.   We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits persons deemed “interested stockholders” from engaging, under certain circumstances, in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated in accordance with the provisions of Section 203 of the DGCL; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors. We also anticipate that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Exchange Listing
Our common stock is traded on The Nasdaq Global Select Market under the trading symbol “AVAV.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “AeroVironment,” “we,” “our” or “us” refer to AeroVironment, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any interest record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than AeroVironment) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or AeroVironment and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AeroVironment;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of AeroVironment, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
AeroVironment, Inc.
The financial statements of AeroVironment, Inc., incorporated by reference in this prospectus by reference to AeroVironment, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC)
The audited historical financial statements of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) included in Exhibit 99.1 of AeroVironment, Inc.’s Current Report on Form 8-K/A dated June 27, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) to continue as a going concern as described in Note 1 and Note 8 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

$650,000,000
0% Convertible Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Lead Book-Running Managers
J.P. Morgan
BofA Securities
Joint Book-Running Managers
Raymond James
RBC Capital Markets
William Blair
Baird
BNP PARIBAS
Co-Managers
US Bancorp
Citizens Capital Markets
BMO Capital Markets
July 1, 2025